Exhibit 10.8
Supplemental Agreement
This Supplemental Agreement (hereinafter referred to as this “Agreement”) is executed by the following Parties in Mang City, Dehong Prefecture, Yunnan Province, the People’s Republic of China, on March 27, 2007.
(1)	Party A: China Hydroelectric Corporation (hereinafter referred to as “Transferee”), a company registered and established in accordance with the laws of Cayman Islands, with its registered address at 558 Lime Rock Road, Lime Rock, Connecticut 06039, the authorized representative of which is John D. Kuhns, whose position is Chairman and nationality is United States of America;

(2)	Party B: Ye Jian Hua, a PRC citizen with the PRC ID card number 332521195810064429, and domicile at No.20, Yuxi Yunwukeng Village, Dagangtou Town, Liandu District, Lishui City, Zhejiang Province;

(3)	Party C: Zhou Jian Bin, a PRC citizen with the PRC ID card number 332524196905200036, and domicile at No.9, Feng Xiang Nong, Longyuan Town, Longquan City, Zhejiang Province;

(4)	Party D: Zhejiang Dahua Construction Group Co., Ltd., a limited liability company registered and established in accordance with the laws of China, with its registered address at No.751, Qianwang Street, Jincheng Road, Lin’an City, the legal representative of which is Chen Xiao Hua, whose position is President.
Party B, Party C and Party D are hereinafter collectively referred to as the “Transferors”. The Transferors and Transferee are hereinafter collectively referred to as“All Parties” as well as each of the Transferors and Transferee is hereinafter referred to as “Party”.

WHEREAS:
(1)	The Transferors and the Transferee have entered into the Share Transfer and Capital Increase Contract on March 15, 2007;

(2)	In accordance with the provisions of the Share Transfer and Capital Increase Contract, the Transferors shall transfer 100% equity stake of Yunnan Huabang Electric Power Development Co., Ltd. to the Transferee and the Transferee shall inject RMB125,000,000 into the registered capital of Yunnan Huabang Electric Power Development Co., Ltd.;

(3)	Parties hereto have reached agreement on the existing debts of Yunnan Huabang Electric Power Development Co., Ltd in the Share Transfer and Capital Increase Contract. In accordance with the provisions of the Share Transfer and Capital Increase Contract (including Appendix II thereto), the existing debts of Yunnan Huabang Electric Power Development Co., Ltd. are in the total amount of RMB125,000,000 (hereinafter referred to as the “Existing Debts”);

(4)	The Parties hereto agree that the issue of the Existing Debts of Yunnan Huabang Electric Power Development Co., Ltd. is needed to be further specified.
Therefore, after friendly consultations, on the principles of equality and mutual benefit, all Parties to this Agreement have reached the following agreement set forth below:

Article 1	All the Existing Debts shall be assumed by the new Yunnan Huabang Electric Power Development Co., Ltd. after the share transfer.

Article 2	Considering the Transferors have provided the undertakings concerning the debts payment to the creditors listed out in Appendix II to the Share

Transfer and Capital Increase Contract before the share transfer, the Transferee shall take the responsibility to pay off the Existing Debts to the creditors listed out in Appendix II to the Share Transfer and Capital Increase Contract within ten (10) working days after the Settlement Date.

Article 3	In order to ensure the normal operation of Yunnan Huabang Electric Power Development Co., Ltd. before the Settlement Date, there might be a possibility for the alteration of the particular items of the Existing Debts listed out in Appendix II to the Share Transfer and Capital Increase Contract provided that the Transferors could warrant the total amount of the Existing Debts (namely, RMB125,000,000) to be unchanged.

Article 4	This Agreement shall be deemed as the supplemental agreement to the Share Transfer and Capital Increase Contract, and constitute the integral part of the Share Transfer and Capital Increase Contract, which shall have the same effect as the Share Transfer and Capital Increase Contract. In case of any inconsistency between this Agreement and the Share Transfer and Capital Increase Contract, this Agreement shall prevail.

Article 5	This Agreement is written both in English and Chinese. In case of any inconsistence, the Chinese text shall prevail.

Article 6	The Chinese text of this Agreement is executed in eight (8) sets of originals and four (4) sets of duplicate copies. Each Party shall each hold one (1) set of original and one (1) set of duplicate, and one (1) set of original each shall be submitted to relevant examination and approval authority, the competent administration for industry and commerce and any other governmental authorities as required. The remaining counterparts shall be kept by the company for record. The English text of this Agreement is executed in eight (8) sets of original and each Party shall each hold one (1) set of original, and one (1) set of original each shall be submitted to the examination and approval authority, the competent administration for industry and commerce and any other governmental authorities as required. The remaining counterparts shall be kept by the company for record.

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(SIGNING PAGE ONLY)
IN WITNESS WHEREOF, the duly authorised representatives of Party A, Party B, Party C and Party D have signed this Agreement on the date first above written.

Party A: China Hydroelectric Corporation

Signature:
Name:

Party B: Ye Jian Hua

Signature:

Party C: Zhou Jian Bin

Signature:

Party D: Zhejiang Dahua Construction Group Co., Ltd.

(stamp)

Signature:
Name:
Position: